UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2017

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 5, 2017, Snyder’s-Lance, Inc. (the “Company”) issued a press release announcing today that on May 3, 2017, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.16 per share on the outstanding shares of the Company’s common stock. The dividend is payable on May 26, 2017 to the shareholders of record at the close of business on May 18, 2017. A copy of the press release is being filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1
Press Release issued by the Company, dated May 5, 2017, regarding a quarterly dividend declared by the Company's Board of Directors on May 3, 2017, and payable on May 26, 2017, to the shareholders of record as of the close of business on May 18, 2017.

Cautionary Information about Forward Looking Statements.

This communication contains statements which may be forward looking within the meaning of applicable securities laws. Such statements are subject to risks and uncertainties that relate to Snyder’s-Lance business, including those more fully described in Snyder’s-Lance filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016.

Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statement as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: May 5, 2017	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
May 5, 2017	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1
Press Release issued by the Company, dated May 5, 2017, regarding a quarterly dividend declared by the Company's Board of Directors on May 3, 2017, and payable on May 26, 2017, to the shareholders of record as of the close of business on May 18, 2017.